EXHIBIT 5

                      CERTAIN INFORMATION REGARDING DELCOR, INC.

               Delcor, Inc., a Delaware corporation ("Delcor"), is a wholly owned subsidiary of Golden Eable Industries, Inc., a North carolina corporation ("Golden Eagle"). The address of Delcor's principal office and principal place of business is 1105 North Market Street, Suite 1010, Wilmington, Delaware 19899. The address of Golden Eagle's principal office and principal place of business is 1110 East Morehead Street, Charlotte, North Carolina 28204. Delcor and Golden eagle are engaged in the business of investment.

               The officers and directors of Golden Eagle are as follows:

                       Officers                       Title

                        W.D. Cornwell, Jr.          President and Treasurer
                        W.D. Cornwell               Executive Vice President
                        Stephen L. Cornwell         Vice President
                        Stephen W. Dixon            Vice President and Secretary
                        Duane G. Coggin             Vice President
                        Denise E. Gardner           Assistant Vice President
                        Margaret J. Beam            Assistant Secretary

                          Directors

                        W.D. Cornwell
                        W.D. Cornwell, Jr.
                        C.D. Spangler, Jr.
                        Meredith R. Spangler

                           The officers and directors of Delcor are as follows:

                       Officers                       Title

                        W.D. Cornwell, Jr.          President and Treasurer
                        W.D. Cornwell               Executive Vice President
                        Stephen L. Cornwell         Vice President
                        Stephen W. Dixon            Vice President and Secretary
                        Charles B. Campbell, Jr.    Vice President and Assistant
                                                       Secretary
                        Denise E. Gardner           Assistant Vice President
                        Margaret J. Beam            Assistant Secretary

                          Directors

                        Charles B. Campbell, Jr.
                        W.D. Cornwell
                        W.D. Cornwell, Jr.

               The following information is set forth with respect to the officers and directors of Golden Eagle and Delcor:



                                                                     Principal Occupation, Name
                                                                      of Employer, Principal
 Name of Officer                  Residence (R) or                    Business of Employer and
  or Director                   Business (B) Address                 Address of Principal Office

Margaret J. Beam               (B) 1110 East Morehead Street        Administrative Assistant
                                   Charlotte, NC  28204             C.D. Spangler Construction Company
                                                                    Investment
                                                                    1100 East Morehead Street
                                                                    Charlotte, NC  28204

Charles B. Campbell, Jr.       (B) 1105 North Market Street         Associate
                                   Suite 1010                       Delaware  Corporate Management, Inc.
                                  Wilmington, DE  19899             Investment holding company representative
                                                                    1105 North Market Street, Suite 1010
                                                                    Wilmington, DE  19899

Duane G. Coggin                (B) 1110 East Morehead Street        Vice President
                                   Charlotte, NC  28204             C.D. Spangler Construction Company
                                                                    Investment
                                                                    1100 East Morehead Street
                                                                    Charlotte, NC  28204

Stephen L. Cornwell            (B) 1110 East Morehead Street        Vice President
                                   Charlotte, NC  28204             C.D. Spangler Construction Company

                                                                    Investment
                                                                    1110 East Morehead Street
                                                                    Charlotte, NC  28204

W.D. Cornwell                  (B) 1110 East Morehead Street        President
                                   Charlotte, NC  28204             C.D. Spangler Construction Company
                                                                    Investment
                                                                    1110 East Morehead Street
                                                                    Charlotte, NC  28204

W.D. Cornwell, Jr.             (B) 1110 East Morehead Street        Executive Vice President
                                   Charlotte, NC 28204              C.D. Spangler Construction Company
                                                                    Investment
                                                                    1110 East Morehead Street
                                                                    Charlotte, NC  28204

Stephen W. Dixon               (B) 1110 East Morehead Street        Vice President
                                   Charlotte, NC  28204             C.D. Spangler Construction Company
                                                                    Investment
                                                                    1110 East Morehead Street
                                                                    Charlotte, NC  28204


                                                                 Principal Occupation, Name
                                                                   of Employer, Principal
Name of Officer             Residence (R) or                      Business of Employer and
  or Director             Business (B) Address                   Address of Principal Office
Denise E. Gardner         (B) 1110 East Morehead Street         Assistant Vice President
                              Charlotte, NC  28204              C.D. Spangler Construction Company
                                                                Investment
                                                                1110 East Morehead Street
                                                                Charlotte, NC  28204

C.D. Spangler, Jr.        (B) 910 Raleigh Road                  President
                              Chapel Hill, NC  27515            The University of North Carolina
                                                                Public university system
                                                                910 Raleigh Road
                                                                Chapel Hill, NC  27515

Meredith R. Spangler     (R) 400 East Franklin Street           Trustee and volunteer
                             Chapel Hill, NC  27514             N/A


                  All of the above-listed individuals are citizens of the United States.

               During the last five years, neither Delcor, Golden Eagle nor any of the above-listed individuals has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and none of the above-listed individuals has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which any of them was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

               Delcor has reported that it may be deemed to beneficially own certain shares of Common Stock held by Lafarge Coppee S.A. ("Lafarge") through its indirect wholly owned subsidiary, SOCIETE FINANCIERE IMMOBILIERE ET MOBILIERE "SOFIMO". The following information is based upon information provided to Delcor by Lafarge.

               Lafarge is one of the world's  largest producers of building materials, with major market positions in four business areas: cement, concrete and aggregates, gypsum and specialty products for construction. In addition, Lafarge has diversified into bioactivities, essentially food products, animal feeds and seeds. Lafarge owns and operates approximately 500 production and sales units in approximately 40 countries. Lafarge is a public company whose voting securities are traded on various European stock exchanges. Coppee Industries, Inc., a Delaware corporation ("Coppee") holds all shares of Common Stock reported as held by Lafarge and is a wholly owned subsidiary of Compagnie Coppee de Development Industriel-CDI, a societe anonyme organized under the laws of Belgium ("CDI"), which is a majority owned subsidiary of SOCIETE FINANCIERE IMMOBILIERE ET MOBILIERE "SOFIMO", a societe anonyme organized under the laws of France ("Sofimo"), which is a wholly owned subsidiary of Lafarge.

          The address of the principal business and principal office of Lafarge and Sofimo is 61, rue des Belles Feuilles, Paris Cedex 16, France. The address of the prncipal business and principal office of CDI is 251, avenue Louise, Baite 13,1050 Bruxelles,
          Belgium.   The address  of the principal  business and  principal
          office of Coppee is c/o Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Alfred J. Ross, Esq. Sofimo, CDI and Coppee are holding companies.

          The directors and executive officers of Lafarge are listed in the following table, which sets forth the individual's business address (or residence address where indicated), present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and citizenship (unless otherwise noted each of these persons is a French citizen, the business address of such person is 93, rue Nationale, 92100 Boulogne, France, and such person's principal occupation is the position with Lafarge listed in the table).

                                                                 Principal
Name                           Position with Lafarge            Occupation

Jean Francois                  Honorary Chairman
                               and Director

Olivier Lecerf                 Honorary Chairman
                               and Director

Bertrand Collomb               Chairman of the Board
                               and Chief Executive Officer

Bernard Isautier               Director                          Director,
26 Avenue Foch                                                   Ranger Oil Ltd.
75016 Paris, France

Raphael Pavin de               Director                         Chief Financial
Lafarge                                                         Officer,
28 Quai Claude                                                  Etablissement
Bernard                                                         BAUMANN
69007 Lyon, France

Patrice le Hodey               Director                         Chairman,
(Belgian citizen)                                               Groupe
3 rue da la Sapiniere                                           la Libre
1050 Bruxelles, Belgium                                         Belgique

Ernest-Antoine                 Director                         Chairman, CGIP
Seilliere
6 rue Elzevir
Paris, France

Bernard Kasriel                Director
                               Managing Director and
                               Executive Vice President

                                                                         Principal
            Name                           Position with Lafarge        Occupation
            Jacques Lefevre                Director,
                                           Managing Director and
                                           Executive Vice President

            Serge Feneuille                Senior Executive
                                           Vice President

            Robert W. Murdoch              Director
            (Canadian citizen)
            11130 Sunrise Valley
              Drive, Suite 300
            Reston, VA 22091

            Michel Rose                    Senior Executive Vice        President and
                                           President                    Chief Executive
                                                                        Officer, Lafarge
                                                                        Corporation

            Pierre Suard                   Director                     Chairman,
            18 rue du Pavillion                                         Alcatel Alsthom
            92100 Boulogne Billancourt
            France

            Michel Pebereau                Director                     Chairman,
            14 bis rue Mouton-                                          Banque
              Duvernet                                                  Nationale de
            75014 Paris, France                                         Paris

            Antoine Joly                   Director                     Managing
            47 Boulevard Lannes                                         Director, L'Air
            75016 Paris, France                                         Liquide S.A.

            Michel Bon                     Director                     Managing
            4, Avenue de Camoens                                        Director,
            75016 Paris, France                                         Agence Nationale
                                                                        Pour L'Emploi

            Lindsay Owen-Jones             Director                     Chairman and
            (British citizen)                                           Chief Executive
            31 Bd du Commandant Charcot                                 Officer, L'Oreal
            92200 Neuilly sur Seine,
            France

            Francois Jaclot                Executive Vice President

            Patrick Node-Langlois          Executive Vice President

            Philippe Agid                  Executive Vice President

            Jean-Marie Schmitz             Executive Vice President

               The name and present principal occupation of each of the directors and executive officers of Sofimo are set forth below. These persons all have as their business address Lafarge Coppee 61, rue des Belles Feuilles, BP40 75782, Paris Cedex 16 France. All of these persons are citizens of France.




                                                                         Principal
            Name                           Position with Sofimo         Occupation

            Jacques Lefevre                President and Director       Managing Director

            Pierre de Saint Rapt           Director                     Senior       Legal
            Counsel

            Patrick Node-Langlois          Director                     Executive     Vice
            President

               The name and present principal occupation of each of the directors and executive officers of CDI are set forth below. These persons all have as their business address Lafarge Coppee 61, rue des Belles Feuilles, BP40 75782, Paris Cedex 16 France. All of these persons are citizens of France.




                                                                         Principal
            Name                           Position with CDI            Occupation

            Jacques Lefevre                President and Director       Managing Director

            Philippe Agin                  Director                     Executive     Vice
            President

            Bertrand Collomb               Director                     Chairman and Chief
                                                                        Executive Officer

            Serge Feneuille                Director                     Senior Executive
                                                                        Vice President

            Bernard Kasriel                Director                     Managing Director

            Patrick Node-Langlois          Director                     Executive     Vice
            President

            Michel Rose                    Director                     Senior Executive
                                                                        Vice President

            Jean-Marie Schmitz             Director                     Executive     Vice
            President

               The name, present principal occupation and business address of each of the directors and executive officers of Coppee are set forth below. All of these persons are U. S. citizens.



                                                            Principal
            Name                    Position with Coppee    Occupation          Business Address

            Edward H. Tuck          President and           Attorney             The French American Foundation
                                    Director                                     41 E. 72nd St.
                                                                                  New York, NY 10021

            Louis G. Munin          Director                --                   5410 Pebblebroke Drive
                                                                                 Dallas, TX 75229

            H. Richard Whittall     Director                Investment Banker    Richardson Greenshields of
                                                                                 Canada Ltd., Suite 500

                                                                                 1066 W. Hastings St.
                                                                                 Vancouver, BC
                                                                                 Canada V6E 3XI

            Patrick Baviere         Treasurer                Vice President,     Lafarge Coppee,
                                                             Finance             61 rue des Belles Feuilles
                                                                                 BP 40-75782
                                                                                 Paris Cedex 16, France



               During the last five years, neither Lafarge, Sofimo, CDI nor Coppee nor any executive officer or director thereof has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.